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                                                                      Exhibit 24

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Cleveland-Cliffs Inc, an Ohio corporation ("the Company"), hereby constitutes and appoints John S. Brinzo, Cynthia B. Bezik, Joseph H. Ballway, Jr. and John E. Lenhard, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Company's 1992 Incentive Equity Plan (As Amended and Restated as of May 13, 1997) As Amended as of May 11, 1999, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of July, 1999.


/s/ J. S. Brinzo                                    /s/ G. F. Joklik
------------------------------                      ---------------------------
J. S. Brinzo                                        G. F. Joklik
President and Chief Executive Officer               Director
and Director (Principal Executive Officer)

/s/ C. B. Bezik                                     /s/ L. L. Kanuk
------------------------------                      ---------------------------
C. B. Bezik                                         L. L. Kanuk
Senior Vice President-Finance                       Director
(Principal Financial Officer)

/s/ R. J. Leroux                                    /s/ F. R. McAllister
------------------------------                      ---------------------------
R.  J. Leroux                                       F. R. McAllister
Controller (Principal Accounting Officer)           Director

/s/ R. C. Cambre                                    /s/ J. C. Morley
------------------------------                      ---------------------------
R. C. Cambre                                        J. C. Morley
Director                                            Director

/s/ R. S. Colman                                    /s/ S. B. Oresman
------------------------------                      ---------------------------
R. S. Colman                                        S. B. Oresman
Director                                            Director

/s/ J. D. Ireland, III                              /s/ A. Schwartz
------------------------------                      ---------------------------
J. D. Ireland, III                                  A. Schwartz
Director                                            Director


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